Exhibit 99.1

BRT REALTY TRUST REPORTS SECOND QUARTER 2015 RESULTS

Great Neck, New York – May 8, 2015 – BRT REALTY TRUST (NYSE:BRT), today announced operating results for the three months ended March 31, 2015.

Jeffrey A. Gould, President and Chief Executive Officer stated: “We are pleased with the progress of our multi-family operations as reflected in the increase in funds from operations to $0.12 per diluted share in the current quarter from $0.00 per share in the three months ended March 31, 2014. We also benefitted from our $1.7 million share of the $2.7 million gain from the February 2015 sale of the Lawrenceville, Georgia multi-family property acquired three years ago. The operations and sale of this property generated a 27% internal rate of return on our investment and reflects favorably on our multi-family underwriting activities.”

Operating Results:

Total revenues for the three months ended March 31, 2015 were approximately $20.5 million, an increase of $5.3 million, or 34.9%, from $15.2 million in the corresponding quarter in the prior year. The increase is due primarily to $4.4 million from the inclusion of six multi-family properties acquired since April 2014 and $790,000 primarily due to improved rental rates from many of the multi-family properties acquired before April 2014.

Total expenses for the three months ended March 31, 2015 were $23.6 million, an increase of $4.6 million, or 24.2%, from $19.0 million in the quarter ended March 31, 2014. Contributing to the change were increases of $1.9 million in real estate operating expenses, $1.7 million in depreciation and amortization and $916,000 of interest expense, due primarily to the multi-family properties acquired since April 2014.

Net loss attributable to common shareholders for the three months ended March 31, 2015 was $748,000, or $0.05 per share, compared to net loss of $2.6 million, or $0.18 per share, for the three months ended March 31, 2014. The decrease is due primarily to our $1.7 million share, net of non-controlling interests, of the gain recognized from the February 2015 sale of the Lawrenceville, Georgia multi-family property. Excluding depreciation, amortization and the Trust’s share of the gain on the sale of this property, net income attributable to common shareholders was $2.7 million, or $0.19 per share, in the current period, compared to $792,000, or $0.05 per share, in the corresponding period of the prior year.

Funds from Operations; Adjusted Funds from Operations:

Funds from Operations, or FFO, was $1.6 million, or $0.12 per fully diluted share, in the current quarter, compared to $(75,000), or $0.00 per diluted share, in the second quarter of 2014. Adjusted Funds from Operations, or AFFO, was $2.1 million, or $0.16 per diluted share, in the current quarter, compared to $353,000, or $0.04 per diluted share, in the second quarter of 2014. The increase in FFO and AFFO is attributable primarily to multi-family properties acquired after March 31, 2014 and improved operations at multi-family properties acquired before April 1, 2014.

A reconciliation of net income to FFO and AFFO, presented in accordance with GAAP, is provided with the financial information included later in this release.

Balance Sheet:

At March 31, 2015, the Trust had $18.0 million of cash and cash equivalents, assets of $760.1 million, debt of $553.9 million and total BRT shareholders’ equity of $121.8 million.

At April 30, 2015, the Trust has approximately $15.7 million of cash and cash equivalents.

As further described in our Quarterly Report on Form 10-Q for the period ended March 31, 2015, the Newark Joint Venture may require additional funds to complete the Teachers Village project.

Disposition

In February 2015, the Trust sold a 170 unit multi-family property located in Lawrenceville, Georgia for $9.7 million, realizing a net gain of $2.7 million. The Trust’s share of this gain, net of non-controlling interests, is $1.7 million.

Subsequent Event:

On April 9, 2015, the Trust entered into a contract to sell a 798 unit multi-family property in Houston, TX, for $39.9 million, including the assumption of $24.1 million mortgage debt. The transaction is anticipated to close in the quarter ending September 30, 2015, subject to the satisfaction of customary closing conditions, including the lender’s consent to the buyer’s assumption of the mortgage. The Trust anticipates it will record a gain of approximately $5.3 million on the sale, and that its share of the gain, net of non-controlling interests, will be approximately $4.2 million.

Non-GAAP Financial Measures:

In view of BRT’s equity investments in joint ventures which have acquired multi- family properties, it discloses FFO and AFFO because management believes that such metrics are a widely recognized and appropriate measure of the performance of an equity REIT.

BRT computes FFO in accordance with the “White Paper on Funds From Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (computed in accordance with generally accepting accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization, plus impairment write-downs of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. In computing FFO, BRT does not add back to net income the amortization of costs in connection with its financing activities or depreciation of non-real estate assets. Since the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one REIT to another. BRT computes AFFO by deducting from FFO, straight line rent accruals and deferrals, adding back amortization of restricted stock compensation and amortization of costs in connection with financing activities, and adjusting for non-controlling interests.

Management believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, management believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. Management also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

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FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. FFO and AFFO should not be considered to be an alternative to net income as a reliable measure of our operating performance; nor should FFO and AFFO be considered an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO and AFFO do not measure whether cash flow is sufficient to fund all of BRT’s cash needs, including principal amortization and capital improvements. FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP.

Management recognizes that there are limitations in the use of FFO and AFFO. In evaluating BRT’s performance, management examines GAAP measures such as net income and cash flows from operating, investing and financing activities. Management also reviews the reconciliation of net income to FFO and AFFO.

Forward Looking Statements:

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding lending activities and other positive business activities. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof. Forward looking statements, including our loan origination and property acquisition activities, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements. Investors are cautioned not to place undue reliance on any forward-looking statements and to carefully review the section entitled “Item 1A. Risk Factors” in BRT’s Annual Report on Form 10-K for the year ended September 30, 2014.

About BRT Realty Trust:

BRT is a real estate investment trust that participates as an equity investor in joint ventures which own and operate multi-family properties, owns and operates and develops commercial, mixed use and other real estate assets. Additional financial and descriptive information on BRT, its operations and its portfolio, is available at BRT’s website at: www.BRTRealty.com. Interested parties are encouraged to review the Form 10-Q for the quarter ended March 31, 2015 to be filed with the Securities and Exchange Commission for additional information.

Contact: Investor Relations – (516) 466-3100

BRT REALTY TRUST

60 Cutter Mill Road

Suite 303

Great Neck, New York 11021

Telephone (516) 466-3100

Telecopier (516) 466-3132

www.BRTRealty.com

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BRT REALTY TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	Three months ended		Six months ended
	March 31,		March 31,
	2015	2014	2015	2014

Revenues:
Rental and other revenues from real estate	$20,186	$14,877	$39,667	$28,684
Other income	286	280	582	551
Total revenues	20,472	15,157	40,249	29,235

Expenses:
Real estate operating expenses	10,314	8,395	20,723	16,029
Interest expense	5,865	4,949	12,066	9,633
Advisor's fee, related party	605	414	1,189	776
Property acquisition costs	-	292	295	1,528
General and administrative expenses	1,736	1,596	3,393	3,170
Depreciation and amortization	5,115	3,384	9,273	6,574
Total expenses	23,635	19,030	46,939	37,710

Total revenues less total expenses	(3,163)	(3,873)	(6,690)	(8,475)

Gain on sale of real estate	2,777	-	2,777	-

Loss from continuing operations	(386)	(3,873)	(3,913)	(8,475)

Discontinued operations:
Income from operations	-	362	-	1,213
Net loss	(386)	(3,511)	(3,913)	(7,262)

Plus: net (income) loss attributable to non-controlling interests	(362)	919	667	1,937

Net loss attributable to common shareholders	$(748)	$(2,592)	$(3,246)	$(5,325)

Basic and diluted per share amounts attributable to common shareholders:

Loss from continuing operations	(0.05)	(0.21)	(0.23)	(0.46)
Discontinued operations	-	0.03	-	0.09
Basic and diluted (loss) income per share	$(0.05)	$(0.18)	$(0.23)	$(0.37)

Funds from operations - Note 1	$1,645	$(75)	$2,260	$(447)
Funds from operations per common share - diluted - Note 2	$0.12	$(0.00)	$0.16	$(0.03)

Adjusted funds from operations - Note 1	$2,107	$353	$3,313	$345
Adjusted funds from operations per common share - diluted -Note 2	$0.16	$0.04	$0.24	$0.02

Weighted average number of common shares outstanding:
Basic and diluted	14,086,761	14,294,022	14,165,826	14,227,734

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Note 1:
Funds from operations is summarized in the following table:
Net (loss) attributable to common shareholders	$(748)	$(2,592)	$(3,246)	$(5,325)
Add: depreciation of properties	5,112	3,377	9,266	6,565
Add: our share of depreciation in unconsolidated joint ventures	5	5	10	10
Add: amortization of deferred leasing costs	28	16	31	31
Deduct: gain on sale of real estate assets	(2,777)	-	(2,777)	-
Adjustments for non-controlling interests - depreciation of properties	(1,213)	(874)	(2,261)	(1,715)
Adjustments for non-controlling interests - deferred leasing costs	(12)	(7)	(13)	(13)
Adjustments for non-controlling interests - gain on sale of real estate	1,250	-	1,250	-

Funds from operations	$1,645	$(75)	$2,260	$(447)

Adjust for straight line rents	(101)	(133)	(201)	(268)
Add: amortization of restricted stock compensation	239	214	445	394
Add: amortization of deferred financing costs	464	457	1,209	869
Adjustments for non-controlling interests - straight line rents	60	76	119	152
Adjustments for non-controlling interests - deferred financing costs	(200)	(186)	(519)	(355)

Adjusted funds from operations	$2,107	$353	$3,313	$345

Note 2:
Funds from operations per share is summarized in the following table:
Net (loss) income attributable to common shareholders	$(0.05)	$(0.18)	$(0.23)	$(0.37)
Add: depreciation of properties	0.37	0.23	0.66	0.46
Add: our share of depreciation in unconsolidated joint ventures	-	-	-	-
Add: amortization of deferred leasing costs	-	-	-	-
Deduct: gain on sale of real estate asset	(0.20)	-	(0.20)	-
Adjustments for non-controlling interests - depreciation of properties	(0.09)	(0.05)	(0.16)	(0.12)
Adjustments for non-controlling interests - deferred leasing costs	-	-	-	-
Adjustment for non-controlling interest - gain on sale of real estate	0.09	-	0.09	-

Funds from operations per common share basic and diluted	0.12	0.00	0.16	(0.03)

Adjust for straight line rents	(0.01)	(0.01)	(0.01)	(0.02)
Add: amortization of restricted stock compensation	0.02	0.02	0.03	0.03
Add: amortization of deferred financing costs	0.04	0.03	0.09	0.06
Adjustments for non-controlling interests - straight line rents	0.01	-	0.01	-
Adjustments for non-controlling interests - deferred financing costs	(0.02)	-	(0.04)	(0.02)

Adjusted funds from operations per common share basic and diluted	$0.16	$0.04	$0.24	$0.02

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